Exhibit 99.1

Stibnite Gold Project - 2024 Financial Update (as of February 2025)[1]
Macro Assumptions[2]	Units	Total / Avg.	-4	-3	-2	-1	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
Gold Price	US$/oz	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100	$2,100
Antimony Price	US$/lb	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00	$10.00
Silver Price	US$/oz	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00	$27.00
Revenue	$mm	$9,730	--	--	--	$34	$768	$1,159	$1,264	$1,248	$961	$821	$510	$464	$412	$443	$604	$542	$249	$199	$51	--
Off-Site Costs	$mm	($16.8)	--	--	--	($0.0)	($1.2)	($2.7)	($2.6)	($1.9)	($1.9)	($1.9)	($0.6)	($0.6)	($0.7)	($0.6)	($0.7)	($0.6)	($0.4)	($0.3)	($0.1)	--
Royalties	$mm	($176.3)	--	--	--	($0.6)	($12.2)	($16.0)	($18.3)	($20.3)	($16.1)	($11.6)	($9.9)	($10.3)	($10.1)	($12.0)	($13.2)	($10.4)	($8.2)	($4.8)	($2.4)	--
Operating Cost	$mm	($3,167)	--	--	--	--	($238)	($247)	($260)	($242)	($242)	($232)	($235)	($232)	($226)	($229)	($222)	($194)	($178)	($156)	($33)	--
EBITDA[3]	$mm	$6,370	--	--	--	$34	$516	$893	$983	$983	$701	$576	$265	$221	$175	$201	$369	$337	$63	$38	$16	--
Initial Capex	$mm	($2,248)	($378)	($622)	($612)	($637)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Sustaining Capex	$mm	($723.5)	--	--	--	--	($110.9)	($80.9)	($40.1)	($89.7)	($32.1)	($3.9)	($106.3)	($68.7)	($5.1)	($20.6)	($77.4)	($6.0)	($6.4)	($75.4)	($0.1)	--
Closure Capex	$mm	($118.1)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	($19.7)	($98.4)
Salvage Value	$mm	$50.9	--	--	--	--	--	--	--	--	--	--	--	--	--	--	$4.9	--	$3.4	$1.3	$41.3	--
Change in Working Capital	$mm	–	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Pre-Tax Unlevered Free Cash Flow	$mm	$3,331	($378)	($622)	($612)	($603)	$405	$812	$943	$893	$669	$572	$159	$153	$169	$180	$296	$331	$60	($36)	$37	($98)
Pre-Tax Cumulative Unlevered Free Cash Flow	$mm		($68)	($456)	($1,056)	($1,670)	($1,810)	($997)	($55)	$839	$1,508	$2,080	$2,239	$2,391	$2,561	$2,741	$3,037	$3,368	$3,428	$3,424	$3,446	$3,410
Taxes Payable	$mm	($546)	--	--	--	($3)	($11)	($21)	($89)	($118)	($75)	($55)	($5)	($4)	($16)	($21)	($62)	($58)	($4)	($0)	($5)	--
Post-Tax Unlevered Free Cash Flow[4]	$mm	$2,785	($378)	($622)	($612)	($606)	$394	$792	$854	$776	$594	$517	$153	$148	$154	$159	$234	$273	$56	($36)	$33	($98)
Post-Tax Cumulative Unlevered Free Cash Flow	$mm		($68)	($456)	($1,056)	($1,670)	($1,824)	($1,032)	($178)	$598	$1,191	$1,709	$1,862	$2,010	$2,164	$2,323	$2,557	$2,830	$2,886	$2,882	$2,899	$2,864
Production Summary
Waste Mined Total	kst	279,764	--	--	2,631	17,925	24,243	24,743	22,019	18,846	23,195	24,386	25,058	25,931	30,158	25,222	11,893	3,514	--	--	--	--
Mineralized Material Mined Total	kst	115,289	--	--	--	885	8,628	9,882	14,544	14,473	11,123	6,500	8,436	8,752	6,157	8,924	10,407	6,579	--	--	--	--
Total Mill Feed	kst	115,025	--	--	--	555	6,858	8,023	8,988	8,050	8,072	8,050	8,050	8,050	8,072	8,050	8,050	8,050	8,072	8,050	1,985	--
Project Life	yrs	14.2	--	--	--	--	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	1.0	0.2	--
Processing Summary
Mill Feed - Au Grade	oz/st	0.04	--	--	--	0.04	0.05	0.06	0.06	0.08	0.05	0.04	0.03	0.03	0.03	0.03	0.04	0.04	0.02	0.02	0.01	--
Mill Feed - Sb Grade	%	0.06%	--	--	--	0.02%	0.08%	0.22%	0.19%	0.10%	0.15%	0.14%	0.01%	0.00%	0.02%	0.00%	0.00%	0.00%	0.00%	0.00%	--	--
Mill Feed - Ag Grade	oz/st	0.06	--	--	--	0.04	0.06	0.10	0.09	0.07	0.08	0.06	0.04	0.03	0.04	0.05	0.05	0.04	0.03	0.03	0.02	--
Mill Feed - S Grade	%	0.78%	--	--	--	1.0%	1.2%	1.1%	1.1%	1.1%	1.1%	1.0%	0.7%	0.5%	0.6%	0.5%	0.7%	0.8%	0.2%	0.5%	0.2%	--
Mill Feed - As Grade	%	0.22%	--	--	--	1.57%	0.38%	0.33%	0.34%	0.38%	0.33%	0.22%	0.15%	0.18%	0.14%	0.17%	0.19%	0.05%	0.16%	0.01%	--	--
Total Au Content	koz	4,815	--	--	--	20	373	493	564	613	438	359	277	262	225	252	336	300	145	127	29	--
Total Sb Content	mlbs	148.7	--	--	--	0	11	36	34	15	24	22	2	0	4	0	0	0	0	0	--	--
Total Ag Content	koz	6,424	--	--	--	24	430	828	853	584	662	511	291	230	351	400	417	334	255	205	47	--
Total S Content	kst	900.4	--	--	--	5.6	81.5	90.7	95.3	87.1	91.0	83.9	55.3	44.2	46.8	39.4	52.7	61.6	19.6	42.6	3.1	--
Total As Content	kst	253	--	--	--	9	26	26	31	31	27	18	12	15	11	14	16	4	13	1	--	--
Total Antimony Produced - Sb Concentrate	mlbs	106.5	--	--	--	--	7.6	27.3	23.9	10.3	16.0	17.8	0.9	--	2.6	--	--	--	--	--	--	--
Total Gold Produced - Sb Concentrate	koz	32.0	--	--	--	--	2.4	7.1	8.2	4.3	4.6	5.0	0.2	--	0.2	--	--	--	--	--	--	--
Total Silver Produced - Sb Concentrate	koz	647	--	--	--	--	26	156	142	82	171	61	2	--	8	--	--	--	--	--	--	--
Total Gold Produced - Dore	koz	4,191.3	--	--	--	16.3	334.5	440.3	503.4	551.7	390.9	318.2	239.1	220.6	184.7	209.9	287.3	258.2	117.8	94.6	23.8	--
Total Silver Produced - Dore	koz	515	--	--	--	0	7	12	13	9	9	8	31	51	69	84	54	28	67	37	35	--
Sb Concentrate Produced - Dry	kst	98.0	--	--	--	--	6.9	24.8	21.7	9.5	15.3	16.4	0.8	--	2.5	--	--	--	--	--	--	--
Sb Concentrate Produced - Wet	kst	103.1	--	--	--	--	7.3	26.1	22.9	10.0	16.1	17.2	0.8	--	2.6	--	--	--	--	--	--	--
Total Payable Antimony	mlbs	90.5	--	--	--	--	6.5	23.2	20.3	8.7	13.6	15.1	0.7	--	2.3	--	--	--	--	--	--	--
Total Payable Gold	koz	4,194.7	--	--	--	16	335	441	505	552	392	319	239	220	184	210	287	258	118	94	24	--
Total Payable Silver	koz	590	--	--	--	0.3	8.8	11.7	12.3	24.1	77.8	8.0	30.3	50.1	67.4	82.6	52.7	27.2	65.9	36.3	34.5	--
Total Payable Gold Equivalent	koz AuEq	4,633	--	--	--	16	366	552	602	594	458	391	243	221	196	211	288	258	118	95	24	--
Total Operating Costs	$mm	($3,167)	--	--	--	--	($238)	($247)	($260)	($242)	($242)	($232)	($235)	($232)	($226)	($229)	($222)	($194)	($178)	($156)	($33)	--
Mine Operating Costs	$mm	(1,164)	--	--	--	--	(107)	(105)	(110)	(104)	(97)	(90)	(96)	(91)	(84)	(86)	(79)	(52)	(30)	(26)	(6)	--
Mill Processing Costs	$mm	(1,511)	--	--	--	--	(98.0)	(109.0)	(116.2)	(102.9)	(107.4)	(105.2)	(102.5)	(107.3)	(108.2)	(108.7)	(108.2)	(107.5)	(113.7)	(94.9)	(21.7)	--
G&A Costs Total	$mm	(491.6)	--	--	--	--	(33.8)	(33.8)	(33.9)	(35.4)	(37.0)	(36.3)	(36.0)	(34.1)	(34.1)	(34.3)	(34.3)	(34.6)	(34.4)	(34.7)	(5.1)	--
Total Unit Operating Costs	$/t Processed	(27.5)	--	--	--	--	(34.8)	(30.8)	(28.9)	(30.1)	(30.0)	(28.8)	(29.1)	(28.8)	(28.1)	(28.5)	(27.5)	(24.1)	(22.0)	(19.4)	(16.5)	--
Total Offsite Charges	$mm	($16.8)	--	--	--	($0.0)	($1.2)	($2.7)	($2.6)	($1.9)	($1.9)	($1.9)	($0.6)	($0.6)	($0.7)	($0.6)	($0.7)	($0.6)	($0.4)	($0.3)	($0.1)	--
Sb Concentrate Transport Cost	$mm	(7.0)	--	--	--	--	(0.5)	(1.8)	(1.5)	(0.7)	(1.1)	(1.2)	(0.1)	--	(0.2)	--	--	--	--	--	--	--
Dore Transport Cost	$mm	(5.4)	--	--	--	(0.0)	(0.4)	(0.5)	(0.6)	(0.6)	(0.5)	(0.4)	(0.3)	(0.3)	(0.3)	(0.3)	(0.4)	(0.3)	(0.2)	(0.2)	(0.1)	--
Sb Concentrate Treatment & Refining Charges	$mm	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Dore Au Refining Charges	$mm	(4.2)	--	--	--	(0.0)	(0.3)	(0.4)	(0.5)	(0.6)	(0.4)	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)	(0.3)	(0.3)	(0.1)	(0.1)	(0.0)	--
Dore Ag Refining Charges	$mm	(0.3)	--	--	--	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	(0.0)	--
Total NSR Royalties	$mm	($176.3)	--	--	--	($0.6)	($12.2)	($16.0)	($18.3)	($20.3)	($16.1)	($11.6)	($9.9)	($10.3)	($10.1)	($12.0)	($13.2)	($10.4)	($8.2)	($4.8)	($2.4)	--
Cash Costs (By-Product Basis)
Cash Cost Net of By-Products⁵	US$/oz Au	$537.1	--	--	--	--	$518.0	$33.45	$112.19	$279.56	$263.58	$251.04	$946.68	$1,045.64	$1,095.23	$1,082.99	$767.23	$749.17	$1,494.10	$1,639.39	$1,332.74	--
Total Cash Cost Net of By-Products⁶	US$/oz Au	$583.2	--	--	--	--	$558.0	$76.0	$153.7	$319.8	$309.5	$293.2	$990.8	$1,094.8	$1,153.5	$1,143.1	$815.6	$791.9	$1,566.6	$1,692.6	$1,409.7	--
All-in Sustaining Cost (AISC)⁷	US$/oz Au	$756.3	--	--	--	--	$889.3	$259.2	$233.1	$482.1	$391.5	$305.4	$1,435.5	$1,406.7	$1,180.9	$1,241.2	$1,085.2	$815.1	$1,621.3	$2,491.0	$1,412.4	--
Total Initial Capital	$mm	($2,248)	($378)	($622)	($612)	($637)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Mining Capital Cost	$mm	($74)	($6)	($13)	($24)	($31)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Mining Capitalized Opex	$mm	($110)	--	($2)	($28)	($80)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Mine Capital Cost Contingency	$mm	($11)	--	($0)	($3)	($7)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Process Plant Direct Costs	$mm	($1,276)	($232)	($398)	($332)	($314)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Project Indirect Costs	$mm	($349)	($58)	($101)	($81)	($109)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Owners Costs	$mm	($239)	($36)	($55)	($94)	($55)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Contingency Costs	$mm	($190)	($45)	($53)	($50)	($42)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--
Total Sustaining Capital	$mm	($723)	--	--	--	--	($111)	($81)	($40)	($90)	($32)	($4)	($106)	($69)	($5)	($21)	($77)	($6)	($6)	($75)	($0)	--
Mine Capital Cost & Contingency	$mm	($215)	--	--	--	--	($37.0)	($51.4)	($36.6)	($32.7)	($18.8)	($3.7)	($4.4)	($4.9)	($4.9)	($5.4)	($5.4)	($4.7)	($3.7)	($1.7)	($0.1)	--
Process Plant and Remediation	$mm	($508)	--	--	--	--	($73.9)	($29.4)	($3.5)	($57.0)	($13.3)	($0.2)	($101.9)	($63.9)	($0.2)	($15.1)	($72.0)	($1.3)	($2.7)	($73.7)	--	--
Closure Cost	$mm	($118)	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	--	($19.7)	($98.4)
Salvage Value		$51	--	--	--	--	--	--	--	--	--	--	--	--	--	--	$4.9	--	$3.4	$1.3	$41.3	--
Total Capital Expenditures Including Salvage Value	$mm	($3,039)	($378)	($622)	($612)	($637)	($111)	($81)	($40)	($90)	($32)	($4)	($106)	($69)	($5)	($21)	($72)	($6)	($3)	($74)	$22	($98)

Notes:

(1) The Financial Update assumes 100% equity financing. Dollar figures in Real 2024 US$ millions unless otherwise noted. The information contained in the Financial Update is subject to the assumptions, exclusions and qualifications set forth in the Company’s Annual Report on Form 10-K of which this exhibit is a part (the “Annual Report”), as well as those contained in the 2020 Feasibility Study and the TRS that have not been updated in the Financial Update. Any terms not defined herein shall have the meaning set forth in the Annual Report. The information contained in the Financial Update is also subject to the Cautionary Note Regarding Forward-Looking Statements section in the Annual Report as this exhibit contains certain statements that are “forward-looking statements” within the meaning of “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and “forward-looking information” within the meaning of applicable Canadian securities laws.

(2) Consensus prices are defined as $2,100/oz gold, $10.00/lb antimony, and $27.00/oz silver based on a broad range of investment bank forecasts as of December 2024.

(3) EBITDA consists of total revenue minus operating costs, offsite charges and royalties. EBITDA is a non-GAAP measure. See Non-GAAP Financial Measures at the end of Item 2 of the Annual Report.

(4) After-Tax Free Cash Flow consists of EBITDA as adjusted for changes in net working capital, all capital expenditures (initial, sustaining, and closure capital expenditures), and salvage value, less taxes payable. Free Cash Flow is a non-GAAP measure. See Non-GAAP Financial Measures at the end of Item 2 of the Annual Report.

(5) Cash Costs consist of mining costs, processing costs, mine-level G&A and by-product credits. Cash Costs is a non-GAAP measure. See Non-GAAP Financial Measures at the end of Item 2 of the Annual Report.

(6) Total Cash Costs consist of Cash Costs, royalty costs, treatment costs, refining costs, and transportation costs. Total Cash Costs is a non-GAAP measure. See Non-GAAP Financial Measures at the end of Item 2 of the Annual Report.

(7) AISC includes Cash Costs plus sustaining capital costs. AISC is a non-GAAP measure. See Non-GAAP Financial Measures at the end of Item 2 of the Annual Report.

Methodology and Sources:

The Financial Update was prepared using consistent methodology as the 2020 Feasibility Study and the TRS at the level of detail appropriate to the basic engineering level of engineering and design and estimated in accordance with the present stage of the Project.

A sensitivity analysis was performed to assess the impact of variations in metals price, discount rate, head grade, recovery, total operating cost, and total capital costs.

In addition to the technical and scientific data from the 2020 Feasibility Study, the Financial Update reflects the advancement from basic engineering and planning, including more detailed mine schedules, quotes from equipment suppliers and contractors, as well as available data from other studies and projects.

Assumptions:

The economic analysis was performed assuming commodity price forecasts meant to reflect the average metal price expectation of each commodity over the life of the Project. No price inflation or escalation factors are taken into account. Commodity prices can be volatile and there is the potential for positive or negative deviation from the forecast.

The economic analysis also used the following assumptions:

- Construction period of 45 months including 3 months of engineering works prior to construction start, 36 months of construction and 6 months of commissioning.

- Cost estimates in constant Q4 2024 U.S. dollars with no inflation or escalation factors considered.

- Results based on 100% ownership with a 1.7% net smelter return (NSR) royalty on gold production and a 100% NSR royalty on silver production starting year 7.

- Funding for the Project is assumed to be 100% equity funding with no financing costs except leasing of major mining equipment, the financing costs and interest for which are included in the mining capital costs.

- All cash flows discounted to start of construction period using mid-month discounting convention.

- All metal products are sold in the same month they are produced.

- Project revenue is derived from the sale of gold doré and antimony concentrate.

- No firm contractual arrangements for refining or transportation currently exist.

- An allowance of 5% is included in the financial model for salvage value of selected capital equipment, excluding buildings and tanks, which are included in the reclamation costs.

- The Capex and Opex estimates are considered to have an accuracy range of -10% to +15% and with a contingency not exceeding 15%.

- Costs incurred prior to the start of construction are not included in the model and are considered “sunk costs”, except for tax purposes, where the aggregate expenditures accumulated prior to the construction start date are available to offset taxes.

- A 15-day delay in revenue from sales and a 15-day delay in payment of accounts payable are used in the formulation of working capital, which is recaptured at the end of mine life.

- Depreciation is calculated using the Modified Accelerated Cost Recovery System (MACRS) method in accordance with current U.S. Internal Revenue Service (IRS) regulations.

- Depletion for tax purposes is estimated for the financial model using the percentage method; a rate of 15% is used for gold and silver and 22% is used for antimony.